Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

A National Banking Association	13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

420 Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street , New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1—Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2—Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3—Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4—Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5—Not applicable.

Exhibit 6—The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7—Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2011-attached)

Exhibit 8—Not applicable.

Exhibit 9—Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 13th day of April, 2012.

CITIBANK, N.A.

By	/s/ Cirino Emanuele
Cirino Emanuele Vice President

Exhibit 7

CONSOLIDATED BALANCE SHEET

	$617,127	$617,127
	Citigroup Inc. and Subsidiaries
	December 31,
In millions of dollars, except shares	2011	2010
Assets
Cash and due from banks (including segregated cash and other deposits)	$28,701	$27,972
Deposits with banks	155,784	162,437
Federal funds sold and securities borrowed or purchased under agreements to resell (including $142,862 and $87,512 as of December 31, 2011 and 2010, respectively, at fair value)	275,849	246,717
Brokerage receivables	27,777	31,213
Trading account assets (including $109,719 and $117,554 pledged to creditors at December 31, 2011 and 2010, respectively)	291,734	317,272
Investments (including $14,940 and $12,546 pledged to creditors at December 31, 2011 and 2010, respectively, and $274,040 and $281,174 at December 31, 2011 and 2010, respectively, at fair value)	293,413	318,164
Loans, net of unearned income
Consumer (including $1,326 and $1,745 as of December 31, 2011 and 2010, respectively, at fair value)	423,731	455,732
Corporate (including $3,939 and $2,627 at December 31, 2011 and 2010, respectively, at fair value)	223,511	193,062

Loans, net of unearned income	$647,242	$648,794
Allowance for loan losses	(30,115)	(40,655)

Total loans, net	$617,127	$608,139
Goodwill	25,413	26,152
Intangible assets (other than MSRs)	6,600	7,504
Mortgage servicing rights (MSRs)	2,569	4,554
Other assets (including $11,241 and $19,530 as of December 31, 2011 and 2010, respectively, at fair value)	148,911	163,778

Total assets	$1,873,878	$1,913,902

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include only those assets that can be used to settle obligations of consolidated VIEs on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only, and exclude intercompany balances that eliminate in consolidation.

	$617,127	$617,127
	December 31,
In millions of dollars	2011	2010
Assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs
Cash and due from banks	$536	$799
Trading account assets	567	6,509
Investments	10,582	7,946
Loans, net of unearned income
Consumer (including $1,292 and $1,718 as of December 31, 2011 and December 31, 2010, respectively, fair value)	103,275	117,768
Corporate (including $198 and $425 as of December 31, 2011 and December 31, 2010, respectively, fair value)	23,780	23,537

Loans, net of unearned income	$127,055	$141,305
Allowance for loan losses	(8,000)	(11,346)

Total loans, net	$119,055	$129,959
Other assets	859	680

Total assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs	$131,599	$145,893

Statement continues on the next page.

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CONSOLIDATED BALANCE SHEET

(Continued)

	Citigroup Inc. and Subsidiaries
	December 31,
In millions of dollars, except shares	2011	2010
Liabilities
Non-interest-bearing deposits in U.S. offices	$119,437	$78,268
Interest-bearing deposits in U.S. offices (including $848 and $662 at December 31, 2011 and 2010, respectively, at fair value)	223,851	225,731
Non-interest-bearing deposits in offices outside the U.S.	57,357	55,066
Interest-bearing deposits in offices outside the U.S. (including $478 and $603 at December 31, 2011 and 2010, respectively, at fair value)	465,291	485,903

Total deposits	$865,936	$844,968
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $112,770 and $121,193 as of December 31, 2011 and 2010, respectively, at fair value)	198,373	189,558
Brokerage payables	56,696	51,749
Trading account liabilities	126,082	129,054
Short-term borrowings (including $1,354 and $2,429 at December 31,2011 and 2010, respectively, at fair value)	54,441	78,790
Long-term debt (including $24,172 and $25,997 at December 31, 2011 and 2010, respectively, at fair value)	323,505	381,183
Other liabilities (including $3,742 and $9,710 as of December 31, 2011 and 2010, respectively, at fair value)	69,272	72,811

Total liabilities	$1,694,305	$1,748,113

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 12,038 at December 31, 2011 and December 31, 2010, at aggregate liquidation value	$312	$312
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 2,937,755,921 at December 31, 2011 and 2,922,401,623 at December 31, 2010	29	29
Additional paid-in capital	105,804	101,287
Retained earnings	90,520	79,559
Treasury stock, at cost: 2011—13,877,688 shares and 2010—16,565,572 shares	(1,071)	(1,442)
Accumulated other comprehensive income (loss)	(17,788)	(16,277)

Total Citigroup stockholders’ equity	$177,806	$163,468
Noncontrolling interest	1,767	2,321

Total equity	$179,573	$165,789

Total liabilities and equity	$1,873,878	$1,913,902

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only, and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	$1,694,305	$1,694,305
	December 31,
In millions of dollars	2011	2010
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$21,009	$22,046
Long-term debt (including $1,558 and $3,942 as of December 31, 2011 and December 31, 2010, respectively, fair value)	50,451	69,710
Other liabilities	587	813

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$72,047	$92,569

See Notes to the Consolidated Financial Statements.

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